Exhibit 3.2

BY-LAWS

OF

STRATTEC SECURITY CORPORATION

(as Amended and Restated as of October 23, 2024)

TABLE OF CONTENTS

ARTICLE 1. OFFICES; RECORDS

1.01. Principal and Business Offices

1.02. Registered Office

1.03. Corporate Records

ARTICLE II. SHAREHOLDERS

2.01. Annual Meeting

2.02. Special Meetings

2.03. Place of Meeting

2.04. Notices to Shareholders

2.05. Fixing of Record Date

2.06. Shareholder List

2.07. Quorum

2.08. Conduct of Meetings

2.09. Proxies

2.10. Voting of Shares

ARTICLE III. BOARD OF DIRECTORS

3.01. General Powers

3.02. Resignations and Qualifications

3.03. Regular Meetings

3.04. Special Meetings

3.05 Meetings By Telephone or Other Communication Technology

3.06. Notice of Meetings

3.07. Quorum

3.08. Manner of Acting

3.09. Conduct of Meetings

3.10. Vacancies

3.11. Compensation

3.12. Presumption of Assent

3.13. Committees

ARTICLE IV. OFFICERS

4.01. Appointment

4.02. Resignation and Removal

4.03. Vacancies

4.04. Chairman of the Board

4.05. President

4.06. Authority of President

4.07. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents

4.08. Secretary

4.09. Treasurer

4.10. Assistants and Acting Officers

4.11. Salaries

ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.01. Certificates for Shares

5.02. Signature by Former Officer, Transfer Agent or Registrar

5.03. Transfer of Shares

5.04. Restrictions on Transfer

5.05. Lost, Destroyed or Stolen Certificates

5.06. Consideration for Shares

5.07. Stock Regulations

ARTICLE VI. WAIVER OF NOTICE

6.01. Shareholder Written Waiver

6.02. Shareholder Waiver by Attendance

6.03. Director Written Waiver

6.04. Director Waiver by Attendance

ARTICLE VII. ACTION WITHOUT MEETINGS

7.01. Director Action Without Meeting

ARTICLE VIII. INDEMNIFICATION

8.01. Indemnification for Successful Defense

8.02. Other Indemnification

8.03. Written Request

8.04. Nonduplication

8.05. Determination of Right to Indemnification

8.06. Advance of Expenses

8.07. Nonexclusivity

8.08. Court-Ordered Indemnification

8.09. Indemnification and Allowance of Expenses of Employees and Agents

8.10. Insurance

8.11. Securities Law Claims

8.12. Liberal Construction

8.13. Definitions Applicable to this Article

ARTICLE IX. SEAL

ARTICLE X. AMENDMENTS

10.01. By Shareholders

10.02. By Directors

10.03. Implied Amendments

BY-LAWS

OF

STRATTEC SECURITY CORPORATION

ARTICLE 1. OFFICES; RECORDS

1.01. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.02. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin. The address of the registered office may be changed from time to time by any officer or by the registered agent. The office of the registered agent of the corporation shall be identical to such registered office.

1.03. Corporate Records. The following documents and records shall be kept at the corporation’s principal office or at such other reasonable location as may be specified by the corporation:

(a) Minutes of shareholders’ and Board of Directors’ meetings and any written notices thereof.

(b) Records of actions taken by the shareholders or directors without a meeting.

(c) Records of actions taken by committees of the Board of Directors.

(d) Accounting records.

(e) Records of its shareholders.

(f) Current By-Laws.

(g) Written waivers of notice by shareholders or directors (if any).

(h) Written consents by shareholders or directors for actions without a meeting (if any).

(i) Voting trust agreements (if any).

(j) Stock transfer agreements to which the corporation is a party or of which it has notice (if any).

ARTICLE II. SHAREHOLDERS

2.01. Annual Meeting.

(a) General. The annual meeting of the shareholders shall be held at such time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The annual meeting of shareholders may be held within or outside of the State of Wisconsin, or may be held solely by means of remote communication as authorized under Wisconsin Business Corporation Law, as determined by the Board of Directors in its sole discretion. If the day fixed for the annual meeting is a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

(b) Advance Notice of Shareholder Proposals.

(i) Only proposals properly brought before the meeting in accordance with the following procedures shall be considered or acted upon at any annual meeting of the shareholders of the corporation. A proposal for consideration by the shareholders of the corporation at an annual meeting may be made only by the Board of Directors (or a committee of the Board of Directors delegated such authority), or by a shareholder of the corporation in compliance with the procedures and requirements set forth in this Section 2.01(b). In addition, a proposal for consideration by the shareholders of the corporation will be considered or acted upon at an annual meeting only if the proposal is otherwise proper for consideration under applicable law, the Amended and Restated Articles of Incorporation of the corporation, as amended, and these By-Laws, as amended. The procedures and requirements with respect to a proposal to nominate a candidate for election as a director of the corporation shall be governed by the provisions of Section 2.01(c) and not this Section 2.01(b). The provisions of this Section 2.01(b) shall apply to all proposals for consideration by the shareholders of the corporation that are not made by or through the Board of Directors (or an authorized committee thereof) regardless of whether the person submitting such proposal is seeking to have the proposal included in the corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or whether such person intends to prepare and mail to the shareholders of the corporation its own proxy statement soliciting approval of such proposal; provided, however, that nothing contained in this Section 2.01(b) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or any successor provision of law.

(ii) A shareholder may submit a proposal for consideration by the shareholders of the corporation at an annual meeting only if written notice of such intention is received by the Secretary of the corporation, either by personal delivery or by United States mail, postage prepaid, and received at the corporation’s principal executive offices not less than 90 nor more than 120 days prior to the one year anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described hereinabove. For purposes of this Section 2.01(b), public disclosure notice of the date of a meeting shall be deemed to be first given to the shareholders when disclosure of such date is first made in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii) The notice to be provided by a shareholder pursuant to this Section 2.01(b) must contain the following undertakings and information regarding such shareholder and the proposal. The shareholder submitting such notice is referred to as the "Proponent".

(A) the name and address of the Proponent;

(B) a representation that the Proponent is a holder of record or beneficial owner of shares of the corporation entitled to vote at the meeting and intends to appear in person at the meeting to propose such matter;

(C) a description of any agreement, arrangement or understanding with respect to such proposal between or among the Proponent and any of its affiliates or associates, and any other persons acting in concert with any of the foregoing (including the names of all such persons);

(D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, the Proponent of any of its affiliates or associates as of the date of the Proponent's notice delivered in accordance with this Section 2.01(b), the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of the corporation (including the names of all persons involved in any such agreement, arrangement or understanding);

(E) as of the date of the Proponent's notice delivered in accordance with this Section 2.01(b), the class and number of shares of the corporation that are owned both beneficially and of record (segregated by beneficial ownership, record ownership and owner) by the Proponent or by any person identified pursuant to or that is related to the matters described in clauses (C) and (D) above (including the name of the record holder of any such shares beneficially owned);

(F) a representation that, not later than ten (10) days following the later of the record date or the date notice of the record date is first publicly disclosed by the corporation, the Proponent will provide the corporation with written notice of any change as of the record date for the meeting with respect to the information disclosed in response to clauses (C), (D) and (E) above;

(G) a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of the corporation's outstanding shares and/or otherwise to solicit proxies from shareholders of the corporation in support of the proposal;

(H) such other information concerning the Proponent and each person identified pursuant to or that is related to the matters described in clauses (C) and (D) above as would be required to be disclosed in a proxy statement soliciting proxies for the approval of such proposal, or that is otherwise required to be disclosed, under the rules of the Securities and Exchange Commission;

(I) the text of the proposal desired to be brought before the meeting, including any resolution intended to be voted upon by the shareholders at the meeting;

(J) in the event the proposal relates to an amendment to the corporation's Articles of Incorporation or these By-Laws, the text of such amendment;

(K) a brief description of the proposal and the reasons for presenting the proposal at the meeting; and

(L) any material interest of the Proponent in the proposal, including any anticipated benefit to the Proponent, any of its affiliates or associates or any person identified pursuant to or that is related to the matters described in clauses (C) and (D) above.

(c) Advance Notice of Director Nominations.

(i) Subject to the rights of the holders of any class or series of preferred stock of the corporation, only persons who are nominated in accordance with the following procedures or the procedures set forth in Section 2.01(d) of this Article II shall be eligible for election as directors of the corporation. Nominations for the election of directors may be made only by the Board of Directors (or a committee of the Board of Directors delegated such authority) or a shareholder of the corporation that complies with the procedures and requirements set forth in this Section 2.01(c) or in Section 2.01(d). The procedures and requirements with respect to a proposal other than to nominate a candidate for election as a director of the corporation shall be governed by the provisions of Section 2.01(b) and not this Section 2.01(c) or Section 2.01(d). The provisions of this Section 2.01(c) shall apply to all nominations of a candidate for election as a director of the corporation that are not made by or through the Board of Directors (or an authorized committee thereof) or in accordance with the provisions of Section 2.01(d), regardless of whether the person submitting such nomination intends to prepare and mail to the shareholders of the corporation its own proxy statement soliciting support for such nominee. The chair of the meeting shall refuse to acknowledge the nomination of any person or the consideration of any business not made in compliance with the foregoing procedures.

2.
A shareholder may nominate a candidate for election as a director of the corporation only if written notice of such intention is received by the Secretary of the corporation, either by personal delivery or by United States mail, postage prepaid, and received at the corporation's principal executive offices (i) in the case of an annual meeting, not less than 90 nor more than 120 days prior to the one year anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of Shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described hereinabove. For purposes of this Section 2.01(c), public disclosure of the date of a meeting shall be deemed to be first given to the shareholders when disclosure of such date is first made in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii) The notice to be provided by a shareholder pursuant to this Section 2.01(c) must contain the following undertakings and information regarding such Shareholder and each such proposed nominee. The shareholder submitting such notice is referred to as the "Proponent".

1.
the name and address of the Proponent;
2.
a representation that the Proponent is a holder of record or beneficial owner of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the candidate specified in such notice;
3.
a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proponent and any of its affiliates or associates, and any other persons acting in concert with any of the foregoing (including the names of all such persons);
4.
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, the Proponent of any of its affiliates or associates as of the date of the Proponent's notice delivered in accordance with this Section 2.01(c), the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of the corporation (including the names of all persons involved in any such agreement, arrangement or understanding);

5.
as of the date of the Proponent's notice delivered in accordance with this Section 2.01(c), the class and number of shares of the corporation that are owned both beneficially and of record (segregated by beneficial ownership, record ownership and owner) by the Proponent or by any person identified pursuant to or that is related to the matters described in clauses (C) and (D) above (including the name of the record holder of any such shares beneficially owned);
6.
a representation that, not later than ten (10) days following the later of the record date or the date notice of the record date is first publicly disclosed by the corporation, the Proponent will provide the corporation with written notice of any change as of the record date for the meeting with respect to the information disclosed in response to clauses (C), (D) and (E) above;
7.
a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of the corporation's outstanding shares and/or otherwise to solicit proxies from shareholders of the corporation in support of such nomination;
8.
such other information concerning the Proponent and each person identified pursuant to or that is related to the matters described in clauses (C) and (D) above as would be required to be disclosed in a proxy statement soliciting proxies for the election of the proposed nominee as a director in an election contest (even if an election contest is not anticipated), or that is otherwise required to be disclosed, under the rules of the Securities and Exchange Commission;
9.
the name, age, business address and residence address of each nominee;
10.
the principal occupation or employment of each nominee;
11.
the information required by clauses (C), (D) and (E) above with respect to each nominee;
12.
the executed written consent of each nominee consenting to being nominated as a candidate for election as a director of the corporation, consenting to being named in the corporation's proxy statement as a nominee (if determined by the corporation to be so qualified), and consenting to serve as a director of the corporation if elected;
13.
a completed and signed director questionnaire from each nominee, in the form available by written request to the corporation's Secretary;
14.
such other information concerning each nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of the nominee as a director in an election contest (even if an election contest is not anticipated), or that is otherwise required to be disclosed, under the rules of the United States Securities and Exchange Commission; and
15.
a representation from each nominee agreeing to furnish to the corporation such other information as it may reasonably require to determine the eligibility of the nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of the nominee.

(d) Proxy Access.

(i) Information Included in Proxy Materials. Subject to the provisions of this Section 2.01(d), whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, the corporation shall include in its proxy statement for such meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name of, together with the Required Information (as defined below) for, any person nominated for election (a “Shareholder Nominee”)

to the Board of Directors by a shareholder or by a group of not more than 20 shareholders that (i) satisfies the requirements of this Section 2.01(d) (such individual shareholder or shareholder group, including each member thereof, to the extent the context requires, an “Eligible Shareholder”) and (ii) expressly requests in the notice required by this Section 2.01(d) (the “Notice of Proxy Access Nomination”) to have the Shareholder Nominee included in the corporation’s proxy materials pursuant to this Section 2.01(d). The corporation shall also include the name of any such Shareholder Nominee on the form of proxy for such Annual Meeting, subject to the provisions of this Section 2.01(d). For purposes of this Section 2.01(d), the “Required Information” that the corporation shall include in its proxy statement is the information provided by the Eligible Shareholder to the secretary of the corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act, and if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.01(d), the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. Notwithstanding anything to the contrary in this Section 2.01(d), the corporation shall not be required pursuant to this Section 2.01(d) to include any information regarding a Shareholder Nominee in its proxy materials for any meeting of Shareholders for which any person is engaging in a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at such meeting other than Shareholder Nominees or nominees of the Board of Directors.

(ii) Shareholder Nominee Notice Period. The corporation shall be required to include information regarding a Shareholder Nominee in its proxy materials with respect to an annual meeting of shareholders only if the Notice of Proxy Access Nomination relating to the Shareholder Nominee is delivered to, or mailed to and received by, the secretary of the corporation not less than 90 nor more than 120 days (the “Final Proxy Access Nomination Date”) before the anniversary of the date of the previous year’s annual meeting of shareholders; provided, however, that if the corporation did not hold an annual meeting during the previous year, or if the date of the annual meeting has changed by more than 30 calendar days from the previous year’s date, or if the registrant is holding a special meeting or conducting an election of directors by written consent in lieu of an annual meeting, then the Eligible Shareholder must deliver the Notice of Proxy Access Nomination to the corporation a reasonable time before the corporation issues its proxy materials, as specified by the corporation in a Current Report on Form 8-K filed pursuant to Item 5.08.

(iii) Maximum Number of Shareholder Nominees. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that the corporation shall be required to include in its proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two, or (ii) 20% of the total number of members of the corporation’s Board of Directors as of the Final Proxy Access Nomination Date rounded to the closest whole number below 20% (the “Nominee Limit”); provided, however, that if one or more vacancies occur on the corporation’s Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors reduces the size of the board in connection therewith, the Nominee Limit shall be calculated based on the reduced number of directors. Any individual nominated by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.01(d) who is either subsequently withdrawn or nominated by the Board of Directors as a Board of Directors nominee for election as a director shall be counted as a Shareholder Nominee for purposes of calculating the Nominee Limit. Any Eligible Shareholder that submits more than one Shareholder Nominee for inclusion in the corporation’s proxy materials shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders exceeds the Nominee Limit. If the number of Shareholder Nominees submitted by Eligible Shareholders exceeds the Nominee Limit, the highest ranked Shareholder Nominee who meets the requirements of this Section 2.01(d) of each Eligible Shareholder will be included in the corporation’s proxy materials proceeding in order of the amount (largest to smallest) of common shares of the corporation each Eligible Shareholder owns for purposes of this Section 2.01(d) until the Nominee Limit is reached. If the Nominee Limit is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 2.01(d) from each Eligible Shareholder has been selected for inclusion in the corporation’s proxy materials, this process shall be repeated until the Nominee Limit is reached.

(iv) Removal of Shareholder Nominees from Proxy Materials. If a Shareholder Nominee dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting, the corporation may, to the extent feasible, remove the name of the Shareholder Nominee and the Statement from its proxy statement, remove the name of the Shareholder Nominee from its form of proxy and/or otherwise communicate to its Shareholders that the Shareholder Nominee will not be eligible for nomination at the annual meeting.

(v) Determination of Ownership of Shares of Common Stock. For purposes of this Section 2.01(d), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of corporation common stock as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding common shares of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares; provided, however, that a shareholder shall not be deemed to relinquish voting rights pertaining to shares as to which such shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by such shareholder. For purposes of this Section 2.01(d), the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding common shares of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.01(d), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(vi) Common Share Ownership Requirements. To make a nomination pursuant to this Section 2.01(d), an Eligible Shareholder (i) must own (as defined in Section 2.01(d)(v)) at least three percent (the “Required Ownership Percentage”) of the outstanding shares of common stock of the corporation (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the secretary of the corporation and the record date for determining the Shareholders entitled to vote at the annual meeting and (ii) must continue to own the Required Shares through the date of the annual meeting.

(vii) Information Required in Notice of Proxy Access Nomination. An Eligible Shareholder (including each member of any group of Shareholders that together is an Eligible Shareholder hereunder) must provide the following information in writing to the secretary of the corporation within the time period specified in Section 2.01(d)(ii) for delivering the Notice of Proxy Access Nomination:

(A) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the

Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the secretary of the corporation, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares;

(B) the Eligible Shareholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from such record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;

(C) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(D) (1) the name, age, principal occupation or employment and business address and residence address of each Shareholder Nominee submitted by the Eligible Shareholder, (2) the class and number of shares of capital stock of the corporation owned by each such Shareholder Nominee, including shares beneficially owned and shares held of record, and (3) any other information relating to each such Shareholder Nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(E) a written representation and agreement executed by each Shareholder Nominee submitted by the Eligible Shareholder acknowledging that the Shareholder Nominee (1) understands his or her duties as a director under the Wisconsin Business Corporation Law and agrees to act in accordance with those duties while serving as a director, (2) is not and shall not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a director of the corporation, will act or vote as a director on any issue or question, (3) is not and shall not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such Shareholder Nominee’s candidacy for director of the corporation or service or action as a director of the corporation, (4) if elected as a director of the corporation, shall comply with all applicable laws and stock exchange listing standards and the corporation’s policies and guidelines applicable to directors and (5) shall provide facts, statements and other information in all communications with the corporation and its shareholders that are or shall be true and correct in all material respects and do not and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(F) the written consent of each Shareholder Nominee to (1) be named in the proxy materials as a nominee, (2) serve as a director if elected and (3) the public disclosure of the information provided pursuant to Section 2.01(d)(vii)(D);

(G) with respect to the Eligible Shareholder (including each member of any group of Shareholders that together is an Eligible Shareholder hereunder) providing the Notice of Proxy Access Nomination:

(1) the name and address of the Eligible Shareholder;

(2) the class and number of shares of capital stock of the corporation owned (as defined in Section 2.01(d)(e)) by the Eligible Shareholder or its affiliates as of the date of the Notice of Proxy Access Nomination, and the Eligible Shareholder’s agreement that it shall notify the corporation in writing within five business days after the record date for the annual meeting of the class and number of shares of capital stock of the corporation owned by the Eligible Shareholder as of the record date for the annual meeting;

(3) the name of each nominee holder of shares of capital stock of the corporation owned beneficially but not of record by the Eligible Shareholder or its affiliates and the number of such shares of capital stock of the corporation held by such nominee holder, and the Eligible Shareholder’s agreement that it shall notify the corporation in writing within five business days after the record date for the annual meeting of the class and number of shares of capital stock of the corporation owned beneficially but not of record by the Eligible Shareholder and the number of such shares of capital stock of the corporation held by such nominee holder as of the record date for the annual meeting;

(4) a representation that the Eligible Shareholder intends to be present in person or by proxy at the annual meeting to present its nomination of the Shareholder Nominee;

(5) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination between such Eligible Shareholder and any other person, including, without limitation, any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Eligible Shareholder), and the Eligible Shareholder’s agreement that it shall notify the corporation in writing within five business days after the record date for the annual meeting of any such agreement, arrangement or understanding in effect as of the record date for the annual meeting;

(6) a description of any derivative instrument, swap, option, warrant, short interest, hedge or profit interest that has been entered into by or on behalf of such Eligible Shareholder with respect to any shares of capital stock of the corporation (including the notional number of shares that are the subject thereof) and a description of any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of capital stock) that has been made by or on behalf of such Eligible Shareholder, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of stock price changes for, such Eligible Shareholder or to increase or decrease the voting power or pecuniary or economic interest of such Eligible Shareholder with respect to capital stock of the corporation (including the notional number of shares that are the subject of such transaction, agreement, arrangement or understanding), and the Eligible Shareholder’s agreement that it shall notify the corporation in writing within five business days after the record date for the annual meeting of any such transaction, agreement, arrangement or understanding in effect as of the record date for the annual meeting;

(7) any other information relating to the Eligible Shareholder that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(8) the written consent of such Eligible Shareholder to the public disclosure of the information provided pursuant to this Section 2.01(d)(g)(vii).

(H) a written representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder) (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (2) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (3) has not nominated and shall not nominate for election to the Board of Directors any person other than the Shareholder Nominee(s) being nominated by such Eligible Shareholder pursuant to this Section 2.01(d),

(4) has not engaged and shall not engage in, and has not and shall not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (5) shall not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the corporation, (6) agrees to comply with all applicable laws and regulations applicable to any solicitation in connection with the annual meeting, and (7) shall provide facts, statements and other information in all communications with the corporation and its Shareholders that are or shall be true and correct in all material respects and do not and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(I) an undertaking that the Eligible Shareholder (including each member of any group of Shareholders that together is an Eligible Shareholder hereunder) agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, and (2) indemnify and hold harmless the corporation, and each of its directors, officers and employees individually, against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 2.01(d).

(viii) Additional Required Information. At the request of the corporation, each Shareholder Nominee must submit to the secretary of the corporation all completed and signed questionnaires required of directors and officers of the corporation. The corporation may request such additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee is independent under the listing standards of each principal U.S. exchange upon which the common shares are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors.

(ix) Irrevocable Resignation. Each Shareholder Nominee must provide to the secretary of the corporation, within the time period specified in Section 2.01(d)(ii) for delivering the Notice of Proxy Access Nomination, an irrevocable resignation from the Board of Directors that shall become effective upon a determination by the Board of Directors or any committee thereof that (A) the information provided to the corporation by the Shareholder Nominee individual pursuant to Section 2.01(d)(vii)(E) was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or (B) the Shareholder Nominee, or the Eligible Shareholder that nominated the Shareholder Nominee, breached any obligations owed to the corporation under these By-Laws.

(x) Notification and Correction of Defects in Information Provided. In the event that any information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

(xi) Exclusion of Shareholder Nominees. The corporation shall not be required to include, pursuant to this Section 2.01(d), a Shareholder Nominee in its proxy materials for any meeting of shareholders:

(A) if the Eligible Shareholder (or any member of any group of Shareholders that together is such Eligible Shareholder) who has nominated such Shareholder Nominee has engaged or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors;

(B) if the Shareholder Nominee is or becomes a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such Shareholder Nominee’s candidacy for director of the corporation or service or action as a Director of the corporation;

(C) who is not independent under the listing standards of the principal U.S. exchange upon which the common shares of the corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the Board of Directors;

(D) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Regulations, the corporation’s articles of incorporation, as amended, the rules and listing standards of the principal U.S. exchange upon which the common shares of the corporation are listed, or any applicable state or federal law, rule or regulation;

(E) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(F) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;

(G) if such Shareholder Nominee or the applicable Eligible Shareholder (or any member of any group of Shareholders that together is such Eligible Shareholder) provides information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof; or

(H) the Eligible Shareholder (or any member of any group of Shareholders that together is such Eligible Shareholder) or applicable Shareholder Nominee fails to comply with its obligations pursuant to this Section 2.01(d).

(xii) Invalid and Disregarded Nominations. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chair of the annual meeting of shareholders shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (A) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder (or any member of any group of Shareholders that together is such Eligible Shareholder) breaches its or their obligations under this Section 2.01(d), as determined by the Board of Directors or the chair of the annual meeting, or (B) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting of shareholders to present any nomination pursuant to this Section 2.01(d).

(xiii) Ineligible Shareholder Nominees. Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (B) does not receive at least 25% of the votes cast in favor of such Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to this Section 2.01(d) for the following two annual meetings of shareholders.

2.02. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or a majority of the Board of Directors. If and as required by the Wisconsin Business Corporation Law, a special meeting shall be called upon written demand describing one or more purposes for which it is to be held by holders of shares with at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting. The purpose or purposes of any special meeting shall be described in the notice required by section 2.04 of these By-Laws.

2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or any special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

2.04. Notices to Shareholders.

(a) Required Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days nor more than 60 days before the date of the meeting (unless a different time is provided by law or the Articles of Incorporation), by or at the direction of the Chairman of the Board, if there is one, the President or the Secretary, to each shareholder entitled to vote at such meeting or, for the fundamental transactions described in subsections (e)(1) to (4) below (for which the Wisconsin Business Corporation Law requires that notice be given to shareholders not entitled to vote), to all shareholders. If mailed, such notice is effective when deposited in the United States mail, and shall be addressed to the shareholder’s address shown in the current record of shareholders of the corporation, with postage thereon prepaid. At least 20 days’ notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which shareholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the corporation’s property, with or without good will, otherwise than in the usual and regular course of business.

(b) Adjourned Meeting. Except as provided in the next sentence, if any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this section 2.04, to those persons who are shareholders as of the new record date.

(c) Waiver of Notice. A shareholder may waive notice in accordance with Article VI of these By-Laws.

(d) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as otherwise provided in these By-Laws, in the Articles of Incorporation, or in the Wisconsin Business Corporation Law, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

(e) Fundamental Transactions. If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles); (2) a plan of merger or share exchange for which shareholder approval is required by law; (3) the sale, lease, exchange or other disposition of all or substantially all of the corporation’s property, with or without good will, otherwise than in the usual and regular course of business; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and in cases (1), (2) and (3) above must be accompanied by, respectively, a copy or summary of the: (1) proposed articles of amendment or a copy of the restated articles that identifies any amendment or other change; (2) proposed plan of merger or share exchange; or (3) proposed transaction for disposition of all or substantially all of the corporation’s property. If the proposed corporate action creates dissenters’ rights, the notice must state that shareholders and beneficial shareholders are or may be entitled to assert dissenters’ rights, and must be accompanied by a copy of sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law.

2.05. Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for any determination of shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than 70 days prior to the meeting or action requiring such determination of shareholders, and may fix the record date for determining shareholders entitled to a share dividend or distribution. If no record date is fixed for the determination of shareholders entitled to demand a shareholder meeting or to notice of or to vote at a meeting of shareholders, (a) the close of business on the day before the corporation receives the first written demand for a shareholder meeting, or (b) the close of business on the day before the first notice of the meeting is mailed or otherwise delivered to shareholders, as the case may be, shall be the record date for the determination of shareholders. If no record date is fixed for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation’s shares), the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix the record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Wisconsin, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

2.06. Shareholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each shareholder. The shareholder list shall be available at the meeting and may be inspected by any shareholder or his, her or its agent or attorney at any time during the meeting or any adjournment. Any shareholder or his, her or its agent or attorney may inspect the shareholder list beginning two business days after the notice of the meeting is given and continuing to the date of the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held and, subject to section 180.1602(2)(b) 3 to 5 of the Wisconsin Business Corporation Law, may copy the list, during regular business hours and at his, her or its expense, during the period that it is available for inspection hereunder. The original stock transfer books and nominee certificates on file with the corporation (if any) shall be prima facie evidence as to who are the shareholders entitled to inspect the shareholder list or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

2.07. Quorum. Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of shareholders. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting.

2.08. Conduct of Meetings. The Chairman of the Board or, in his or her absence, the President, and, in the President’s absence, any officer or director chosen by the shareholders present or represented by proxy shall call the meeting of the shareholders to order and shall act as Chairman of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

2.09. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his, her or its duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the Secretary or other officer or agent of the corporation authorized to tabulate votes before or at the time of the meeting. Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, a proxy appointment may be revoked at any time. The presence of a shareholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the appointment form. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.

2.10. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Business Corporation Law. Shares owned directly or indirectly by another corporation are not entitled to vote if this corporation owns, directly or indirectly, sufficient shares to elect a majority of the directors of such other corporation. However, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

ARTICLE III. BOARD OF DIRECTORS

3.01. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.

3.02. Term, Resignations and Qualifications. Upon election, directors shall hold office until the next annual meeting of shareholders and their successors are elected and, if necessary, are qualified, or until their earlier resignation, removal from office, or death. A director may resign at any time by delivering a written resignation to the Board of Directors, to the Chairman of the Board (if there is one), or to the corporation through the Secretary or otherwise. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

3.03. Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of regular meetings without other notice than such resolution.

3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. Special meetings of any committee may be called by or at the request of the foregoing persons or the Chairman of the committee. The persons calling any special meeting of the Board of Directors or committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal office of the corporation in the State of Wisconsin.

3.05 Meetings By Telephone or Other Communication Technology.

(a) Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

(b) If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

3.06. Notice of Meetings. Except as otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given orally or in writing to each director or committee member at least 48 hours prior to the meeting, except that notice by mail shall be given at least 72 hours prior to the meeting. The notice need not describe the purpose of the meeting. Notice may be communicated in person, by telephone, telegraph or facsimile, or by mail or private carrier. Oral notice is effective when communicated. Written notice is effective as follows: If delivered in person, when received; if given by mail, when deposited, postage prepaid, in the United States mail addressed to the director at his or her business or home address (or such other address as the director may have designated in writing filed with the Secretary); if given by facsimile, at the time transmitted to a facsimile number at any address designated above; and if given by telegraph, when delivered to the telegraph company.

3.07. Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors specified in accordance with the Articles of Incorporation shall constitute a quorum of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors appointed to serve on a committee shall constitute a quorum of the committee.

3.08. Manner of Acting. Except as otherwise provided by the Wisconsin Business Corporation Law or the Articles of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

3.09. Conduct of Meetings. The Chairman of the Board, or in his or her absence, the President, and in the President’s absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

3.10. Vacancies. Any vacancy occurring in the Board of Directors shall be filled in the manner provided in the Articles of Incorporation.

3.11. Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors.

3.12. Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting, or (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers his or her written dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

3.13. Committees. Unless the Articles of Incorporation otherwise provide, the Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one or more committees, each committee to consist of two or more directors as members, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors, except that no committee may: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal By-Laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board, if there is one, the President or upon request by the Chairman of such meeting. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these By-Laws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority. The creation of a committee, delegation of authority to a committee or action by a committee does not relieve the Board of Directors or any of its members of any responsibility imposed on the Board of Directors or its members by law.

ARTICLE IV. OFFICERS

4.01. Appointment. The principal officers may include a Chairman of the Board, a President, one or more Executive Vice Presidents, Senior Vice Presidents or Vice Presidents (the number and designations to be determined by the Board of Directors), a Secretary, a Treasurer and such other officers if any, as may be deemed necessary by the Board of Directors, each of whom shall be appointed by the Board of Directors. Any two or more offices may be held by the same person.

4.02. Resignation and Removal. An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An officer may resign at any time by delivering an appropriate written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Any officer may be removed by the Board of Directors with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

4.03. Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, may be filled by the Board of Directors. If a resignation is effective at a later date, the Board of Directors may fill the vacancy before the effective date if the Board of Directors provides that the successor may not take office until the effective date.

4.04. Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If appointed and present, the Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors. The Chairman of the Board shall have such other powers and duties as he or she may be called upon to perform by the Board of Directors.

4.05. President. The President shall be either the chief executive officer or chief operating officer of the corporation. He or she shall supervise the day to day operations of the corporation’s business. In the absence of the Chairman of the Board, or in the event that that office is for any reason vacant, the President shall perform the functions of the Chairman of the Board. The President shall perform such other duties as may be prescribed from time to time by the Chairman of the Board or the Board of Directors.

4.06. Authority of President. The President is authorized to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the President may authorize any Executive Vice President, Senior Vice President or Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.07. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Any Executive Vice President, Senior Vice President or Vice President may sign with the Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or the Board of Directors. The execution of any instrument of the corporation by any Executive Vice President, Senior Vice President or Vice President shall be conclusive evidence, as to third parties, of the Executive Vice President, Senior Vice President or Vice President’s authority to act in the stead of the President.

4.08. Secretary. The Secretary shall: (a) keep (or cause to be kept) regular minutes of all meetings of the shareholders, the Board of Directors and any committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

4.09. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the corporation; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

4.10. Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in the officer’s stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

4.11. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.01. Certificates for Shares. Shares of this corporation may but need not be represented by certificates. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. At a minimum, a share certificate shall state on its face the name of the corporation and that it is organized under the laws of the State of Wisconsin, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the front or back of the certificate must contain either (a) a summary of the designations, relative rights, preferences and limitations applicable to each class, and the variations in the rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or (b) a conspicuous statement that the corporation will furnish the shareholder the information described in clause (a) on request, in writing and without charge. Such certificates shall be signed, either manually or in facsimile, by the Chairman of the Board, the President, an Executive Vice President, Senior Vice President or a Vice President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in section 5.05. The Board of Directors may authorize or issue some or all of the shares of the corporation without a certificate, and may adopt such procedures as it deems appropriate to evidence and record the ownership and transfer of any shares issued without a certificate.

5.02. Signature by Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate for shares has ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were still an officer, transfer agent or registrar at the date of its issue.

5.03. Transfer of Shares. Prior to due presentment of all documents required for registration of transfer, and unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the shareholder, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. The corporation may require reasonable assurance that all transfer endorsements are genuine and effective and in compliance with all regulations prescribed by or under the authority of the Board of Directors.

5.04. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the corporation. In the case of shares without a certificate, such restrictions shall be noted on the stock transfer books of the corporation.

5.05. Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) if required by the corporation, files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

5.06. Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable by the corporation.

5.07. Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.

ARTICLE VI. WAIVER OF NOTICE

6.01. Shareholder Written Waiver. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these By-Laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records.

6.02. Shareholder Waiver by Attendance. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to both of the following:

(a) Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

(b) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

6.03. Director Written Waiver. A director may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these By-Laws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the corporation.

6.04. Director Waiver by Attendance. A director’s attendance at or participation in a meeting of the Board of Directors or any committee thereof waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE VII. ACTION WITHOUT MEETINGS

7.01. Director Action Without Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted by the Wisconsin Business Corporation Law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

ARTICLE VIII. INDEMNIFICATION

8.01. Indemnification for Successful Defense. Within 20 days after receipt of a written request pursuant to section 8.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

8.02. Other Indemnification.

(a) In cases not included under section 8.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

(1) A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

(2) A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

(3) A transaction from which the director or officer derived an improper personal profit.

(4) Willful misconduct.

(b) Determination of whether indemnification is required under this section shall be made pursuant to section 8.05.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this section.

8.03. Written Request. A director or officer who seeks indemnification under sections 8.01 or 8.02 shall make a written request to the corporation.

8.04. Nonduplication. The corporation shall not indemnify a director or officer under sections 8.01 or 8.02 if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

8.05. Determination of Right to Indemnification.

(a) Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under section 8.02 shall select one of the following means for determining his or her right to indemnification:

(1) By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

(2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in subsection (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

(3) By a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under subsection (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected.

(4) By an affirmative vote of shares represented at a meeting of shareholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

(5) By a court under section 8.08.

(6) By any other method provided for in any additional right to indemnification permitted under section 8.07.

(b) In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under section 8.02 should not be allowed.

(c) A written determination as to a director’s or officer’s indemnification under section 8.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

(d) If it is determined that indemnification is required under section 8.02, the corporation shall pay all liabilities and expenses not prohibited by section 8.04 within ten days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

8.06. Advance of Expenses. Within ten days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

(1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.

(2) A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under section 8.05 that indemnification under section 8.02 is not required and that indemnification is not ordered by a court under section 8.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

8.07. Nonexclusivity.

(a) Except as provided in (b), sections 8.01, 8.02 and 8.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

(1) The Articles of Incorporation.

(2) A written agreement between the director or officer and the corporation.

(3) A resolution of the Board of Directors.

(4) A resolution, after notice, adopted by a majority vote of all of the corporation’s voting shares then issued and outstanding.

(b) Regardless of the existence of an additional right under (a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under section 8.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceedings for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

(c) Sections 8.01 to 8.14 do not affect the corporation’s power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.

(1) As a witness in a proceeding to which he or she is not a party.

(2) As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

8.08. Court-Ordered Indemnification.

(a) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under section 8.05(a)(5) or for review by the court of an adverse determination under section 8.05(a)(1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

(b) The court shall order indemnification if it determines any of the following:

(1) That the director or officer is entitled to indemnification under sections 8.01 or 8.02.

(2) That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under section 8.02.

(c) If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director’s or officer’s expenses incurred to obtain the court-ordered indemnification.

8.09. Indemnification and Allowance of Expenses of Employees and Agents. The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these By-Laws, by general or specific action of the Board of Directors or by contract.

8.10. Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under sections 8.01, 8.02, 8.06, 8.07 and 8.09.

8.11. Securities Law Claims.

(a) Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under sections 8.01 to 8.10.

(b) The court shall order indemnification if it determines any of the following:

(1) That the director or officer is entitled to indemnification under sections 8.01 or 8.02.

(2) That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under section 8.02.

(c) If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director’s or officer’s expenses incurred to obtain the court-ordered indemnification.

8.12. Liberal Construction. In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where section 8.09 of these By-Laws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

8.13. Definitions Applicable to this Article. For purposes of this Article:

(a) “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

(b) “Corporation” means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation’s existence ceased upon the consummation of a merger or other transaction.

(c) “Director or officer” means any of the following:

(1) An individual who is or was a director or officer of this corporation.

(2) An individual who, while a director or officer of this corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

(3) An individual who, while a director or officer of this corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

(4) Unless the context requires otherwise, the estate or personal representative of a director or officer.

For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an affiliate shall be so serving at the request of the corporation.

(d) “Expenses” include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

(e) “Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

(f) “Party” includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

(g) “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.

ARTICLE IX. SEAL

The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.”

ARTICLE X. AMENDMENTS

10.01. By Shareholders. Unless otherwise provided in the corporation’s Articles of Incorporation, these By-Laws may be amended or repealed and new By-Laws may be adopted by the shareholders by majority vote of all shares of the corporation’s common stock then outstanding and entitled to vote thereon.

10.02. By Directors. Except as the Articles of Incorporation may otherwise provide, these By-Laws may also be amended or repealed and new By-Laws may be adopted by the Board of Directors by the vote provided in section 3.08, but (a) no By-Law adopted by the shareholders shall be amended, repealed or readopted by the Board of Directors if the By-Law so adopted so provides and (b) a By-Law adopted or amended by the shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the Wisconsin Business Corporation Law may not be amended or repealed by the Board of Directors unless the By-Law expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a By-Law that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A By-Law that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

10.03. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by a vote that would be sufficient to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.